Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF:
CHINA KANGTAI CACTUS BIO-TECH INC.

We hereby consent to the use in this Registration Statement of China Kangtai Cactus Bio-Tech Inc. on Form SB-2 dated December 11, 2006 of our report dated March 10, 2006 except for Note 14, which the date is March 29, 2006 of China Kangtai Cactus Bio-Tech Inc. and subsidiaries for the year ended December 31, 2005 and 2004.

We also consent to the reference to our firm under the caption “Experts” included in this Registration Statement.

JIMMY C.H. CHEUNG & CO.
JIMMY C.H. CHEUNG& CO
Certified Public Accountants

Hong Kong

December 11, 2006